                                                                    EXHIBIT 99.1


                         [STERLING BANCORP LETTERHEAD]

                                      NEWS
                               IMMEDIATE RELEASE



CONTACT:

John W. Tietjen                                      Denise Roche
Chief Financial Officer                              Investor Relations
Sterling Bancorp                                     The Ruth Group
Tel: (212) 757-8035                                  Tel: (646) 536-7008
Fax: (212) 757-8287                                  droche@theruthgroup.com
john.tietjen@sterlingbancorp.com



          STERLING BANCORP ANNOUNCES RECORD SECOND QUARTER 2003 RESULTS


            --NET INCOME ROSE 12%, COMPARED TO SECOND QUARTER 2002--


NEW YORK, July 17, 2003 -- Sterling Bancorp (NYSE: STL), a financial holding company whose principal subsidiary is Sterling National Bank, today announced record earnings for the second quarter and six months ended June 30, 2003.


SECOND QUARTER EARNINGS


Sterling reported net income of $5.9 million for the second quarter of 2003, a 12.0% increase over second quarter 2002 net income. Diluted earnings per share for the quarter increased $0.07 to $0.47, compared to the second quarter of 2002. For the six months ended June 30, 2003, net income increased to $11.7 million from $10.5 million in the comparable prior year period. For the six months, diluted earnings per share grew to $0.93 from $0.81 in the same period of last year.


"The second quarter of 2003 was marked by a double-digit increase in net income compared to the same quarter last year. Return on average tangible equity, on an annualized basis, was 20.95%, up from 20.16% in the same period of 2002. This strong financial performance reflects the strength of our franchise and validates our strategic initiatives to diversify our products and services, and to broaden our geographic reach," stated Louis J. Cappelli, Chairman and Chief Executive Officer. Mr. Cappelli noted that increases in both loans and demand deposits, coupled with a lower provision for loan losses, were among the contributing factors to the positive results, which more than offset the impact of historically low rates and a higher provision for income taxes.

                                                                    EXHIBIT 99.1

NET INTEREST INCOME


Net interest income for the second quarter of 2003 increased to $19.1 million from $18.5 million, and for the first six months of 2003 to $37.9 million from $36.8 million, from the comparable prior year periods. These results reflect higher average earning assets, employed at lower average yields, and lower average funding costs.


Sterling's net interest margin, on a tax equivalent basis, was 5.46% for the second quarter 2003, compared to 5.64% in the same quarter of 2002. Sterling's net interest margin continues to remain in the top quartile of bank holding companies with total assets between $1 billion and $3 billion. Net interest income and margin trends in the future will depend on loan demand, deposit growth, general economic conditions, and the direction of market interest rates.


Average earning assets for the three months ended June 30, 2003 increased to $1.4 billion from $1.3 billion in the comparable prior year period. The average tax-equivalent yield on earning assets for the second quarter of 2003 was 6.62% compared with 7.22% for the same year ago period, reflecting the mix in the various components of the investment securities and loan portfolios, the shorter average life of the securities portfolio and the lower rate environment during the 2003 period. The average investment securities balances were essentially unchanged. The average tax-equivalent yield on the securities portfolio decreased to 5.35% for the three months ended June 30, 2003 from 6.29% for the like 2002 period. For the second quarter of 2003, total loans on average increased by $104.0 million, or 14.2%, to $834.2 million from the comparable quarter in 2002, driven in part by the growth in the real estate and lease finance segments of the loan portfolio. The average yield on loans was 7.64% for the second quarter of 2003 compared with 8.14% for the same year ago period.


Demand deposits on average for the second quarter increased by $49.8 million, or 16.1%, to $358.9 million from the comparable quarter in 2002. At June 30, 2003, demand deposits represented 36.2% of total deposits, which places Sterling among banks with the highest ratio of demand deposits to total deposits.


The average cost of funds for the second quarter 2003 was 1.66% compared to 2.21% for the same period a year ago, reflecting management's continuing effort to control funding costs, coupled with the overall lower interest rate environment in 2003. The interest expense on deposits in the second quarter of 2003 decreased by $1.0 million over the same period last year to $2.3 million, due to the lower interest rates paid on deposits. Average interest-bearing deposits remained relatively stable for the second quarter at $676.2 million. Average borrowed funds for the second quarter increased by $50.7 million to $293.4 million, while the average rate paid for those funds decreased to 2.31% from 2.91%. The rate decreases on borrowed funds were offset by volume increases, resulting in the interest expense associated with those funds remaining relatively unchanged.

                                                                  EXHIBIT 99.1


NONINTEREST INCOME AND NONINTEREST EXPENSE


Noninterest income for the second quarter of 2003, excluding securities gains, increased by 8.4% to $8.0 million compared to the same period in the previous year. This increase was driven principally by higher revenue from mortgage banking activities. Noninterest income for the second quarter of 2003, including securities gains, was $8.1 million compared to $8.2 million in the previous year. Noninterest income represented 26.0% of gross revenue for the second quarter of 2003.


Noninterest expense for the second quarter 2003 was essentially unchanged at $15.5 million compared to $15.2 million in the second quarter 2002, reflecting a cost control program that management has instituted. Higher salary expenses, pension costs and professional fees were partially offset by reductions in equipment and various other expenses.


INCOME TAXES


Provision for income taxes for the second quarter 2003 increased to $3.6 million due to a higher level of taxable income for the three months ended June 30, 2003. A further contributing factor to the variance in the provision was that New York State completed an examination of Sterling's tax returns through 1998 and issued a no change finding during the second quarter of 2002. As a result, based on management's review of tax reserves with outside professionals, these reserves were reduced by approximately $1.0 million in the 2002 quarter.


ASSET QUALITY


At June 30, 2003, nonperforming assets of $3.5 million represented 0.22% of total assets. Allowance for loan losses on June 30, 2003 was $14.2 million compared to $12.2 million at the end of the second quarter 2002. The allowance as a percentage of loans held in portfolio was 1.77%. The provision for loan losses was $2.2 million for the second quarter of 2003 and $4.0 million for the first six months of 2003, a decrease of $2.4 million and $2.3 million from the comparable periods of last year. As discussed in the Company's press release dated July 16, 2002, a $5.4 million loan, where there were allegations of fraud, was charged-off in the second quarter of 2002.


CLOSING COMMENTS


"We are continuing to benefit, in varying economic climates, from the expertise of our management team and the execution of our business strategies. Our business development initiatives are producing new relationships and our dedication to high-touch personal service is yielding expanded relationships with our existing customers. By taking advantage of opportunities derived from our focus on small and mid-sized businesses, non-profit organizations, professionals, individuals and others, we maintain our goal of expanding our market share," concluded Chairman Cappelli.

                                                                   EXHIBIT 99.1


Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.6 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in the metropolitan New York area, North Carolina and mid-Atlantic States, and conducts business throughout the U.S.


This press release may contain statements including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements contained herein regarding matters that are not historical facts and that are "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. It is possible that the Company's actual results and financial position may differ, possibly materially, from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company's future results, see "Business - Cautionary Statement Regarding Forward-looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                                                                  EXHIBIT 99.1


                                STERLING BANCORP
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                   ---------------------------     -------------------------
                                                      2003            2002            2003            2002
                                                    -------         -------         -------         -------
OPERATING HIGHLIGHTS
   Interest income                                  $23,096         $23,559         $45,729         $47,002
   Interest expense                                   3,996           5,074           7,849          10,219
   Provision for loan losses                          2,173           4,600           3,964           6,279
   Noninterest income                                 8,116           8,241          15,570          14,647
   Noninterest expenses                              15,544          15,236          30,460          29,468
   Net income                                         5,860           5,231          11,706          10,497

   Earnings per common share:
     Basic                                             0.49            0.44            0.98            0.87
     Diluted                                           0.47            0.40            0.93            0.81
   Cash dividends declared                             0.19            0.18            0.38            0.36
   Common shares outstanding:
     Period end                                      11,900           9,969          11,900           9,969
     Average Basic                                   11,867          12,012          11,863          12,044
     Average Diluted                                 12,580          12,813          12,564          12,827
   Return on average assets                            1.50%           1.44%           1.54%           1.46%
   Return on average tangible equity                  20.95%          20.16%          21.31%          20.06%
   Return on average stated equity                    17.63%          16.76%          17.90%          16.71%
   Net interest spread, tax equivalent basis           4.96%           5.01%           5.09%           5.07%
   Net interest margin, tax equivalent basis           5.46%           5.64%           5.59%           5.70%

ASSET QUALITY HIGHLIGHTS
PERIOD END
   Net charge-offs                                  $ 1,807         $ 6,684         $ 3,329         $ 8,087
   Nonperforming loans                                2,522           1,790           2,522           1,790
   Other real estate owned                              965           1,167             965           1,167
   Nonperforming assets                               3,487           2,957           3,487           2,957

   Nonperforming loans/loans (1)                       0.29%           0.22%           0.29%           0.22%
   Nonperforming assets/assets                         0.22%           0.20%           0.22%           0.20%
   Allow loan loss/loans (2)                           1.77%           1.59%           1.77%           1.59%
   Allow loan loss/nonperform loans                  562.41%         683.30%         562.41%         683.30%

(1) The term "loans" includes loans held for sale and loans held in portfolio

(2) The term "loans" includes loans held in portfolio

                                                                  EXHIBIT 99.1


                                STERLING BANCORP
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               THREE MONTHS ENDED JUNE 30,            SIX MONTHS ENDED JUNE 30,
                                               ---------------------------            -------------------------
                                                 2003               2002               2003               2002
                                              ----------         ----------         ----------         ----------
BALANCE SHEET HIGHLIGHTS
PERIOD END BALANCES
   Security investments                       $  583,601         $  610,809         $  583,601         $  610,809
   Loans held for sale                            69,811             27,336             69,811             27,336
   Loans held in portfolio, net of u/d           800,979            769,537            800,979            769,537
   Total earning assets                        1,456,679          1,410,553          1,456,679          1,410,553
   Allowance for loan losses                      14,184             12,231             14,184             12,231
   Total assets                                1,579,890          1,509,500          1,579,890          1,509,500

   Noninterest-bearing deposits                  385,095            333,872            385,095            333,872
   Interest-bearing deposits                     679,900            661,234            679,900            661,234
   Customer repurchase agreements                 82,006             61,868             82,006             61,868
   Shareholders' equity                          136,900            125,695            136,900            125,695

AVERAGE BALANCES
   Security investments                       $  593,682         $  606,178         $  580,916         $  597,681
   Loans held for sale                            78,924             29,599             68,637             36,163
   Loans held in portfolio, net of u/d           755,236            700,567            749,927            683,388
   Total earning assets                        1,436,808          1,347,434          1,409,429          1,342,464
   Allowance for loan losses                      14,481             14,930             14,363             14,707
   Total assets                                1,564,828          1,455,346          1,535,198          1,448,351

   Noninterest-bearing deposits                  358,902            309,088            352,237            306,972
   Interest-bearing deposits                     676,208            678,185            665,835            666,801
   Customer repurchase agreements                 71,449             61,866             64,521             68,526
   Shareholders' equity                          133,354            125,208            131,907            126,659

CAPITAL RATIOS
   Tier 1 risk based                               14.45%             14.63%             14.45%             14.63%
   Total risk based                                15.71%             15.88%             15.71%             15.88%
   Leverage                                         9.06%              8.87%              9.06%              8.87%

Book value per common share                     $11.33 *         $    12.42           $11.33 *         $    12.42


*   After 20% stock dividend paid December 2002

                                                                  EXHIBIT 99.1


                                STERLING BANCORP
                                 BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

                                                                                  JUNE 30,
                                                                                  --------
                                                                           2003               2002
                                                                       -----------        -----------
ASSETS
Cash and due from banks                                                $    58,168        $    38,507
Interest-bearing deposits with other banks                                   2,288              2,871
Investment securities
    Available for sale (at estimated market value)                         194,477            291,079
    Held to maturity (at cost)                                             389,124            319,730
                                                                       -----------        -----------
            Total investment securities                                    583,601            610,809
                                                                       -----------        -----------

Loans held for sale                                                         69,811             27,336
Loans held in portfolio, net of unearned discounts                         800,979            769,537
Less allowance for loan losses                                              14,184             12,231
                                                                       -----------        -----------
            Loans, net                                                     856,606            784,642
                                                                       -----------        -----------

Customers' liability under acceptances                                       2,360              2,403
Excess cost over equity in net assets of the banking subsidiary             21,158             21,158
Premises and equipment, net                                                  9,312              8,600
Other real estate                                                              965              1,167
Accrued interest receivable                                                  4,988              5,815
Bank owned life insurance                                                   21,369             20,517
Other assets                                                                19,075             13,011
                                                                       -----------        -----------
                                                                       $ 1,579,890        $ 1,509,500
                                                                       ===========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
    Noninterest-bearing                                                $   385,095        $   333,872
    Interest-bearing                                                       679,900            661,234
                                                                       -----------        -----------
            Total deposits                                               1,064,995            995,106

Federal funds purchased and securities
    sold under agreements to repurchase                                    118,723            111,461
Commercial paper                                                            17,348             29,407
Other short-term borrowings                                                 31,610             25,394
Acceptances outstanding                                                      2,360              2,403
Accrued expenses and other liabilities                                      67,954             70,034
Long-term debt - FHLB                                                      115,000            125,000
                                                                       -----------        -----------
            Total liabilities                                            1,417,990          1,358,805
                                                                       -----------        -----------

Corporation Obligated Mandatorily
     Redeemable Preferred Securities                                        25,000             25,000
                                                                       -----------        -----------
Shareholders' equity                                                       136,900            125,695
                                                                       -----------        -----------
                                                                       $ 1,579,890        $ 1,509,500
                                                                       ===========        ===========

MEMORANDA
    Available for sale securities - amortized cost                     $   188,776        $   286,722
    Held to maturity securities - estimated market value                   399,575            326,560
    Shares outstanding
        Preferred - Series D                                               228,369            232,990
        Common issued                                                   13,203,432         11,124,919
        Common in treasury                                               1,303,422          1,155,516

                                                                  EXHIBIT 99.1


                                STERLING BANCORP
                              STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 THREE MONTHS ENDED JUNE 30,            SIX MONTHS ENDED JUNE 30,
                                                 ---------------------------            -------------------------
                                                   2003               2002               2003               2002
                                               -----------        -----------        -----------        -----------
INTEREST INCOME
Loans                                          $    15,381        $    14,246        $    30,141        $    28,412
Investment securities:
    Available for sale                               2,395              4,413              4,907              8,589
    Held to maturity                                 5,298              4,857             10,629              9,800
Federal funds sold                                      18                 32                 40                181
Deposits with other banks                                4                 11                 12                 20
                                               -----------        -----------        -----------        -----------
            Total interest income                   23,096             23,559             45,729             47,002
                                               -----------        -----------        -----------        -----------

INTEREST EXPENSE
Deposits                                             2,309              3,309              4,511              6,632
Federal funds purchased and securities
    sold under agreements to repurchase                409                357                719                804
Commercial paper                                        56                152                126                359
Other short-term borrowings                            141                130                331                238
Long-term debt                                       1,081              1,126              2,162              2,186
                                               -----------        -----------        -----------        -----------
            Total interest expense                   3,996              5,074              7,849             10,219
                                               -----------        -----------        -----------        -----------

Net interest income                                 19,100             18,485             37,880             36,783
Provision for loan losses                            2,173              4,600              3,964              6,279
                                               -----------        -----------        -----------        -----------
Net interest income after provision
    for loan losses                                 16,927             13,885             33,916             30,504
                                               -----------        -----------        -----------        -----------

NONINTEREST INCOME
Factoring income                                     1,411              1,552              2,763              2,929
Mortgage banking income                              3,691              2,683              6,934              5,213
Service charges on deposit accounts                  1,270              1,240              2,502              2,388
Trade finance income                                   589                626              1,162              1,078
Trust fees                                             165                175                330                352
Other service charges and fees                         532                612                967              1,043
Bank owned life insurance income                       277                294                538                516
Securities gains                                       100                844                196                844
Other income                                            81                215                178                284
                                               -----------        -----------        -----------        -----------
            Total noninterest income                 8,116              8,241             15,570             14,647
                                               -----------        -----------        -----------        -----------

NONINTEREST EXPENSES
Salaries and employee benefits                       8,562              8,037             17,046             16,081
Occupancy expenses, net                              1,234              1,322              2,530              2,498
Equipment expenses                                     720                794              1,366              1,362
Advertising & marketing                                859                935              1,650              1,626
Professional fees                                      899                689              1,626              1,489
Data processing fees                                   260                371                525                728
Stationery & printing                                  237                329                445                542
Communications                                         406                388                849                793
Capital securities costs                               537                513              1,072                734
Other expenses                                       1,830              1,858              3,351              3,615
                                               -----------        -----------        -----------        -----------
            Total noninterest expenses              15,544             15,236             30,460             29,468
                                               -----------        -----------        -----------        -----------

Income before income taxes                           9,499              6,890             19,026             15,683
Provision for income taxes                           3,639              1,659              7,320              5,186
                                               -----------        -----------        -----------        -----------

NET INCOME                                     $     5,860        $     5,231        $    11,706        $    10,497
                                               ===========        ===========        ===========        ===========

Average number of common
    shares outstanding
        Basic                                   11,867,207         12,012,021         11,863,240         12,044,270
        Diluted                                 12,579,840         12,813,243         12,564,370         12,826,687
Earnings per average common share
        Basic                                  $      0.49        $      0.44        $      0.98        $      0.87
        Diluted                                       0.47               0.40               0.93               0.81
Dividends per common share                            0.19               0.18               0.38               0.36

                                                                  EXHIBIT 99.1


                                STERLING BANCORP
                       STATEMENTS OF COMPREHENSIVE INCOME
                                 (IN THOUSANDS)


                                                    THREE MONTHS ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                                    ---------------------------        -------------------------
                                                        2003             2002            2003             2002
                                                     --------         --------         --------         --------
NET INCOME                                           $  5,860         $  5,231         $ 11,706         $ 10,497

Other comprehensive income, net of tax:
    Unrealized holding gains/(losses) arising
        during the period                                 108            2,597             (411)           1,671
    Less:
        Reclassification adjustment for
          gains included in net income                    (54)            (457)            (106)            (457)
                                                     --------         --------         --------         --------
COMPREHENSIVE INCOME                                 $  5,914         $  7,371         $ 11,189         $ 11,711
                                                     ========         ========         ========         ========

                                STERLING BANCORP
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)


                                                       THREE MONTHS ENDED JUNE 30,          SIX MONTHS ENDED JUNE 30,
                                                       ---------------------------          -------------------------
                                                          2003              2002              2003              2002
                                                       ---------         ---------         ---------         ---------
BALANCE, AT BEGINNING OF PERIOD                        $ 132,550         $ 125,828         $ 129,780         $ 128,477
Net income for period                                      5,860             5,231            11,706            10,497
Options exercised                                            663               215               847               758
Purchase of common shares for treasury                      (138)           (6,092)             (256)          (11,955)
Cash dividends
    Common shares                                         (2,243)           (1,784)           (4,474)           (3,582)
    Preferred shares                                         (31)              (29)              (63)              (57)
Surrender of shares issued under
    incentive compensation plan                                0                 0              (494)                0
Amortization of unearned compensation                        185               186               371               343
Change in net unrealized holding gains/(losses)
    on available for sale securities                         108             2,597              (411)            1,671
Reclassification adjustment for (gains)
    included in net income                                   (54)             (457)             (106)             (457)
                                                       ---------         ---------         ---------         ---------
BALANCE, AT END OF PERIOD                              $ 136,900         $ 125,695         $ 136,900         $ 125,695
                                                       =========         =========         =========         =========

                                                                  EXHIBIT 99.1


                                STERLING BANCORP
                           AVERAGE BALANCE SHEETS [1]
                             (DOLLARS IN THOUSANDS)

                                                                                 THREE MONTHS ENDED
                                                                                 ------------------
                                                                  JUNE 30, 2003                      JUNE 30, 2002
                                                    --------------------------------------------------------------------------
                                                      AVERAGE                   AVERAGE     AVERAGE                    AVERAGE
                                                      BALANCE       INTEREST      RATE      BALANCE       INTEREST       RATE
                                                    --------------------------------------------------------------------------
ASSETS
  Interest-bearing deposits with other banks        $    3,087     $        4     0.73 %  $    3,650     $       11      1.30%
  Investment securities
    Available for sale                                 159,581          2,039     5.11       265,730          4,039      6.08
    Held to maturity                                   401,479          5,298     5.28       306,127          4,857      6.35
    Tax-exempt  [2]                                     32,622            605     7.44        34,321            635      7.43
  Federal funds sold                                     5,879             18     1.21         7,440             32      1.69
  Loans, net of unearned discount
    Domestic  [3]                                      834,160         15,381     7.64       730,166         14,246      8.14
                                                    ----------     ----------             ----------     ----------
            TOTAL INTEREST-EARNING ASSETS            1,436,808         23,345     6.62%    1,347,434         23,820      7.22%
                                                                   ----------     ====                   ----------      ====

  Cash and due from banks                               57,931                                47,542
  Allowance for loan losses                            (14,481)                              (14,930)
  Excess cost over equity in
    net assets of the bank                              21,158                                21,158
  Other                                                 63,412                                54,142
                                                    ----------                            ----------
                     TOTAL ASSETS                   $1,564,828                            $1,455,346
                                                    ==========                            ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Interest-bearing deposits
    Domestic
      Savings                                         $ 27,407             23     0.34 %  $    26,525            41      0.63 %
      NOW                                              116,406            160     0.55        110,551           235      0.85
      Money market                                     161,943            200     0.50        160,003           395      0.99
      Time                                             367,452          1,916     2.09        378,106         2,625      2.78
    Foreign
      Time                                               3,000             10     1.29          3,000            13      1.81
  Borrowings
    Federal funds purchased and securities
       sold under agreements to repurchase             128,009            409     1.28         71,359           357      2.01
    Commercial paper                                    19,981             56     1.11         28,116           152      2.17
    Other short-term debt                               30,410            141     1.97         21,621           130      2.41
    Long-term debt                                     115,000          1,081     3.76        121,593         1,126      3.70
                                                    ----------     ----------              ----------    ----------
          TOTAL INTEREST-BEARING LIABILITIES           969,608          3,996     1.66 %      920,874         5,074      2.21 %
                                                                   ----------     ====                   ----------      ====

Noninterest-bearing demand deposits                    358,902                                309,088
Other liabilities                                       77,964                                 75,176
                                                    ----------                            -----------
                  Total Liabilities                  1,406,474                              1,305,138

Corporation Obligated Mandatorily
    Redeemable Preferred Securities                     25,000                                 25,000
Shareholders' equity                                   133,354                                125,208
                                                    ----------                            -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $1,564,828                            $ 1,455,346
                                                    ==========                            ===========

Net interest income/spread                                             19,349     4.96 %                     18,746      5.01 %
                                                                                  ====                                   ====
Net yield on interest-earning assets                                              5.46 %                                 5.64 %
                                                                                  ====                                   ====
Less: Tax equivalent adjustment                                           249                                   261
                                                                       ------                            ----------
Net interest income                                                   $19,100                            $   18,485
                                                                      =======                            ==========

[1] The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presented on a tax equivalent basis. Certain reclassifications have been made to 2002 amounts to conform to current presentation.

[2]   Interest on tax-exempt securities is presented on a tax equivalent basis.

[3] Includes loans held for sale and loans held in portfolio. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

                                                                  EXHIBIT 99.1


                                STERLING BANCORP
                           AVERAGE BALANCE SHEETS [1]
                             (DOLLARS IN THOUSANDS)


                                                                                SIX MONTHS ENDED
                                                                                ----------------
                                                               JUNE 30, 2003                              JUNE 30, 2002
                                                  -----------------------------------------------------------------------------
                                                    AVERAGE                   AVERAGE       AVERAGE                     AVERAGE
                                                    BALANCE       INTEREST      RATE        BALANCE        INTEREST      RATE
                                                  ----------------------------------------------------------------------------
ASSETS
  Interest-bearing deposits with other banks      $    3,391    $       12      0.84 %    $    3,575     $       20      1.16 %
  Investment securities
    Available for sale                               157,505         4,194      5.33         255,553          7,838      6.13
    Held to maturity                                 390,773        10,629      5.44         307,666          9,800      6.37
    Tax-exempt  [2]                                   32,638         1,211      7.48          34,462          1,276      7.47
  Federal funds sold                                   6,558            40      1.21          21,657            181      1.66
  Loans, net of unearned discount
    Domestic  [3]                                    818,564        30,141      7.77         719,551         28,412      8.40
                                                  ----------    ----------                ----------     ----------
            TOTAL INTEREST-EARNING ASSETS          1,409,429        46,227      6.76 %     1,342,464         47,527      7.30 %
                                                                ----------      ====                     ----------      ====

  Cash and due from banks                             55,899                                  48,525
  Allowance for loan losses                          (14,363)                                (14,707)
  Excess cost over equity in
    net assets of the bank                            21,158                                  21,158
  Other                                               63,075                                  50,911
                                                  ----------                              ----------
                     TOTAL ASSETS                 $1,535,198                              $1,448,351
                                                  ==========                              ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Interest-bearing deposits
  Domestic
    Savings                                       $   26,812            49      0.37 %    $   26,932             84       0.63 %
    NOW                                              115,571           297      0.52         105,505            464       0.89
    Money market                                     156,573           375      0.48         164,986            791       0.97
    Time                                             363,879         3,768      2.09         366,379          5,262       2.90
  Foreign
    Time                                               3,000            22      1.48           2,999             31       2.10
Borrowings
  Federal funds purchased and securities
     sold under agreements to repurchase             112,834           719      1.28          83,256            804       1.95
  Commercial paper                                    21,982           126      1.16          33,346            359       2.17
  Other short-term debt                               30,881           331      2.21          20,310            238       2.36
  Long-term debt                                     115,000         2,162      3.76         116,784          2,186       3.74
                                                  ----------    ----------                ----------     ----------
        TOTAL INTEREST-BEARING LIABILITIES           946,532         7,849      1.67 %       920,497         10,219       2.23 %
                                                                ----------      ====                     ----------       ====

Noninterest-bearing demand deposits                  352,237                                 306,972
Other liabilities                                     79,522                                  77,096
                                                  ----------                              ----------
                  Total Liabilities                1,378,291                               1,304,565

Corporation Obligated Mandatorily
    Redeemable Preferred Securities                   25,000                                  17,127
Shareholders' equity                                 131,907                                 126,659
                                                  ----------                              ----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $1,535,198                              $1,448,351
                                                  ==========                              ==========

Net interest income/spread                                          38,378      5.09 %                       37,308       5.07 %
                                                                                ====                                      ====
Net yield on interest-earning assets                                            5.59 %                                    5.70 %
                                                                                ====                                      ====

Less: Tax equivalent adjustment                                        498                                      525
                                                                  --------                               ----------
Net interest income                                               $ 37,880                               $   36,783
                                                                  ========                               ==========

[1] The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presented on a tax equivalent basis. Certain reclassifications have been made to 2002 amounts to conform to current presentation.

[2]   Interest on tax-exempt securities is presented on a tax equivalent basis.

[3] Includes loans held for sale and loans held in portfolio. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.